Table
of
Contents
Coronado Global Resources
Inc.
Form
10-Q September
30, 2026
1
EXHIBIT 15.1
ACKNOWLEDGMENT
OF ERNST
& YOUNG,
INDEPENDENT
REGISTERED
PUBLIC ACCOUNTING
FIRM
To
the Stockholders
and Board
of
Directors
of
Coronado
Global
Resources Inc.
We
are
aware
of
the
incorporation
by
reference
in
the
following
Registration
Statements
(including
all
amendments
thereto):
1.
Registration
Statement (Form
S-3 No.
333-239730)
of
Coronado
Global
Resources Inc.;
2.
Registration
Statement
(Form
S-8
No.
333-236597)
pertaining
to
the Coronado
Global
Resources
Inc.
2018 Equity
Incentive
Plan and the
Coronado Global
Resources
Inc. 2018 Non-Executive
Director Plan;
3.
Registration
Statement
(Form
S-8
No.
333-249566)
pertaining
to
the Coronado
Global
Resources
Inc.
2018 Equity
Incentive Plan;
4.
Registration
Statement
(Form
S-8
No.
333-275748)
pertaining
to
the Coronado
Global
Resources
Inc.
Employee
Stock
Purchase Plan;
5.
Registration
Statement
(Form
S-8
No.
333-281775)
pertaining
to
the Coronado
Global
Resources
Inc.
2018 Equity
Incentive Plan; and
6.
Registration
Statement
(Form
S-8
No.
333-294743)
pertaining
to
the Coronado
Global
Resources
Inc.
2018 Equity
Incentive Plan.
of
our review repor
t
dated November
9, 2026,
relating to the
unaudited condensed
consolidated
interim financial
statements
of
Coronado
Global
Resources
Inc.
that
are
included
in
its
Form
10-Q
for
the
quarter
ended
September
30, 2026.
/s/
Ernst &
Young
Brisbane,
Australia
November
9, 2026